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                                                                   EXHIBIT 99.01


                      ONSALE SHAREHOLDERS APPROVE MERGER
                               WITH EGGHEAD.COM

MENLO PARK, CA, November 4, 1999 - Onsale, Inc. (Nasdaq: ONSL), a leading Internet retailer, today received the shareholder vote required to approve a proposed merger with Egghead.com (Nasdaq: EGGS). Egghead.com convened its shareholders meeting today, and adjourned it to November 19, 1999, in order to allow Egghead.com shareholders additional time to return their proxies. To date, more than 97 percent of the Egghead.com proxies returned have been in favor of the merger, but additional shareholder votes are required to meet Egghead.com's requirement of a two-thirds vote in favor of the merger.

Onsale shareholders also approved an amendment to Onsale's 1995 Equity Incentive Plan.

About Onsale

Onsale (Nasdaq: ONSL) is a leading Internet retailer providing low prices and personalized service through automation. Onsale atCost offers computer equipment at wholesale prices directly to businesses and consumers. Onsale atAuction offers bargains on excess merchandise and services through online auctions, such as personal computers, consumer electronics, sports and fitness equipment, and vacation packages. Onsale atCost and Onsale atAuction are located on the World Wide Web at www.onsale.com.
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(c)1999 Onsale, Inc. All Rights Reserved.

Onsale is a registered trademark and Onsale atAuction and Onsale atCost are trademarks of Onsale, Inc. All other companies and their brand names mentioned are trademarks or registered trademarks of their respective holders.

This press release contains "forward-looking" statements, including projections about our business, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements that we "expect", "plan", "estimate", "anticipate" or "believe", are forward-looking statements. These forward-looking statements are based on information available to us at the time of the release and we assume no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations as a result of numerous factors, including uncertainty regarding the merger with Egghead. These and other risks and uncertainties associated with our business are detailed in our registration statement on Form S-4 in connection with the

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Egghead merger, and in our most recent Form 10-K and Form 10-Q, which are on file with the SEC and available through www.sec.gov.

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